UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

WASHINGTONFIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-183255	26-4480276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11921 Freedom Drive, Suite #250 Reston, Virginia 20190

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 840-2410

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

C.E. Andrews was elected a director of WashingtonFirst Bankshares, Inc. (the “Company”) at the regular meeting of the board of directors on November 19, 2012 to fill an existing vacancy on the board. Mr. Andrews will serve on the Audit Committee. Pursuant to the Company’s articles of incorporation and Virginia law, Mr. Andrews will stand for re-election at the Company’s 2013 Annual Meeting of Stockholders.

In connection with his election and consistent with the Company’s standard compensation arrangements for non-employee directors, Mr. Andrews will receive an annual retainer of $1,500 plus unrestricted stock awards of 600 shares of the Company’s common stock and will receive a fee of $100 for each special meeting of the board and each meeting attended in excess of ten meetings during the year and $100 for each committee meeting attended in person.

Mr. Andrews, age 60, most recently served as the President and Chief Operator of RSM McGladrey Inc., a subsidiary of H&R Block, Inc. He previously held positions with SLM Corporation and Arthur Andersen.

The Company issued a news release announcing the appointment of Mr. Andrews on November 26, 2012. A copy of the news release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Number	Description

99.1	Press Release dated November 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTONFIRST BANKSHARES, INC.
(Registrant)

By:	/s/ Richard D. Horn
Richard D. Horn
General Counsel and Secretary

Date: November 26, 2012